As filed with the Securities and Exchange Commission on September 21, 2018

Registration Statement No. 333-225995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-7273918
(I.R.S. Employer Identification No.)

1745 Broadway, 17th Floor
New York, NY 10019
(201) 488-0460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chaim Lebovits

President and Chief Executive Officer

c/o Brainstorm Cell Therapeutics Inc.

1745 Broadway, 17th Floor

New York, NY 10019

(201) 488-0460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas B. Rosedale, Esq.

BRL Law Group LLC

425 Boylston Street, 3rd Floor

Boston, MA 02116

(617) 399-6931 (telephone number)

(617) 399-6930 (facsimile number)

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Brainstorm Cell Therapeutics Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333- 225995) (the “Registration Statement”) as an exhibit only filing to file an updated consent of Brightman Almagor Zohar & Co. as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 28, 2006, by and between Brainstorm Cell Therapeutics Inc., a Washington corporation, and Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix A of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.1	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. is incorporated herein by reference to Appendix B of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.2	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated September 15, 2014, is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated September 15, 2014 (File No. 000-54365).

4.3	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated August 31, 2015 is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated September 15, 2014 (File No. 001-366641).

4.4	ByLaws of Brainstorm Cell Therapeutics Inc. is incorporated herein by reference to Appendix C of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.5	Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007, is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 27, 2007 (File No. 333-61610).

4.6	Specimen Certificate of Common Stock of Brainstorm Cell Therapeutics Inc., is incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated September 15, 2014 (File No. 000-54365).

5.1**	Opinion of BRL Law Group LLC.

10.1	Form of Warrant is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2018 (File No. 001-36641).

10.2	Warrant Exercise Agreement is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 7, 2018 (File No. 001-36641).

10.3	Leak-Out Agreement is incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 7, 2018 (File No. 001-36641).

10.4**	Share Cap Agreement.

23.1*	Consent of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu Limited.

23.3**	Consent of BRL Law Group LLC (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

* Filed herewith.

** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of September, 2018.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chaim Lebovits	President and Chief Executive Officer
Chaim Lebovits	(Principal Executive Officer)	September 21, 2018

*	Chief Financial Officer and Treasurer
Eyal Rubin	(Principal Financial and Accounting Officer)	September 21, 2018

*	Director
Irit Arbel		September 21, 2018

*	Director
June S. Almenoff		September 21, 2018

*	Director
Arturo O. Araya		September 21, 2018

*	Director
Chen Schor		September 21, 2018

*	Director
Anthony Polverino		September 21, 2018

Director
Malcolm Taub		[ ]

*	Director
Uri Yablonka		September 21, 2018

*By:	/s/ Chaim Lebovits
Chaim Lebovits
Attorney-in-fact